EXHIBIT (8)(d)(8)

AMENDMENT No. 10 TO AMENDED AND RESTATED PARTICIPATION

AGREEMENT (FRANKLIN)

Amendment No. 10 to

Amended and Restated Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Transamerica Life Insurance Company

Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (The “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Life Insurance Company (the “Company”) or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated May 1, 2007, and subsequently amended July 30, 2007, January 10, 2008, November 1, 2008, October 1, 2010, October 31, 2011, March 1, 2012, January 15, 2013, May 1, 2013 and September 1, 2013, (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules A, C and G of the Agreement are hereby deleted in their entirety and replaced with the Schedules A, C and G attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2014.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Only on behalf of each Portfolio listed on Schedule C of
the Agreement.	By:	/s/ Karen L. Skidmore
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Christopher Felchlin
	Name:	Christopher Felchlin
	Title:	Vice President

The Company:	TRANSAMERICA LIFE INSURANCE COMPANY

	By:	/s/ John Mallett
	Name:	John Mallett
	Title:	Vice President

The Distributor:	TRANSAMERICA CAPITAL, INC.

	By:	/s/ Brenda L. Smith
	Name:	Brenda L. Smith
	Title:	Assistant Vice President

Schedule A

The Company and its Distributor

THE COMPANY

Transamerica Life Insurance Company

4333 Edgewood Rd NE

Cedar Rapids, IA 52499

A life insurance company organized under the laws of the State of Iowa.

The DISTRIBUTOR

Transamerica Capital, Inc.

4600 S. Syracuse Street

Suite 1100

Denver, Colorado 80237

A corporation organized under the laws of the State of California.

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Founding Funds Allocation VIP Fund – Class 4

2.	Franklin Growth and Income VIP Fund – Class 1 and 2

3.	Franklin Income VIP Fund – Class 1 and 2

4.	Franklin Mutual Shares VIP Fund – Class 1 and 2

5.	Franklin Rising Dividends VIP Fund – Class 1 and 2

6.	Franklin Small Cap Value VIP Fund – Class 1 and 2

7.	Franklin Small-Midcap Growth VIP Fund – Class 1 and 2

8.	Templeton Developing Markets VIP Fund – Class 1 and 2

9.	Templeton Foreign VIP Fund – Class 1 and 2

10.	Templeton Global Bond VIP Fund – Class 1 and 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)	the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be in electronic format) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)	we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

Schedule G

Addresses for Notices

To the Company:	Transamerica Life Insurance Company
4333 Edgewood Rd NE
Cedar Rapids, IA 52499
Attention: IS&R General Counsel

To the Distributor:	Transamerica Capital, Inc.
4600 S. Syracuse Street
Suite 1100
Denver, CO 80237
Attention: General Counsel

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
100 Fountain Parkway, Bldg. 140 7th Floor
St. Petersburg, FL 33716
Attention: Peter Jones, President

If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

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